Exhibit 10.26
Amendment 1 of the Credit Facility Agreement
regarding an Umbrella Facility in the amount of
EUR 15.000.000,—
dated 10.10.2007
between

Deutsche Bank AG
Filiale Deutschlandgeschäft
Koblenzer Strasse 7, 57072 Siegen
(the ,,Bank”)
and

IPG Laser GmbH
Siemensstrasse 7, 57299 Burbach
(the ,,Borrower”)
§ 2 (1) changes as follows:
§ 2 — Credit Facility
(1) Aggregate Facility Amount
The Bank makes available to the Borrower the Credit Facility in the amount of EUR 15.000.000,— (in words: Euro fifteen million) (,,Aggregate Facility Amount“).
     The Credit Facility may be utilized through the following partial credit facilities:
1)	Cash Credit Facility € 12.000.000,— (in words: Euro twelve million) (“Cash Credit Facility”)

2)	Guarantee Facility € 3,000.000,— (in words: Euro three million) (“Guarantee Facility”)
§ 7 is amended as follows:
§ 7 — Rates of Interest / Fees
(1) General
     (c) Commitment Fee
For holding available the Credit Facility the Bank charges a commitment fee in the amount of 0,25% p.a. of the unutilized Aggregate Cash Credit Facility Amount of IPG Laser GmbH.
The commitment fee is due monthly in arrears and upon expiration of the Credit Facility Agreement.
All other conditions remain unchanged.

Deutsche Bank AG
Filiale Deutschlandgeschäft
Siegen, February 5, 2009

/s/ Hans - Werner Bieler	/s/ Joachim Gartz
IPG Laser GmbH
Burbach, March 5, 2009
/s/ Valentin P. Gapontsev
As guarantor only:
IPG Photonics Corporation
Burbach, March 5, 2009
/s/ Timothy P.V. Mammen